Schedule or Computation of Performance Quotations
Govett International Equity Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 01/07/92
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  =   6.490%             T  =   9.670%
                   N  =        1 years       N  =     4.99 years
                  ERV =   $1,065            ERV =   $1,585

Schedule or Computation of Performance Quotations
Govett Emerging Markets Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 01/07/92
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  =   6.530%             T  =  10.730%
                   N  =        1 years       N  =     4.99 years
                  ERV =   $1,065            ERV =   $1,663

Schedule or Computation of Performance Quotations
Govett Smaller Companies Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 01/01/93
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  = -15.280%             T  =  30.540%
                   N  =        1 years       N  =        4 years
                  ERV =     $847            ERV =   $2,904

Schedule or Computation of Performance Quotations
Govett Pacific Strategy Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 01/01/94
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  =   3.910%             T  =  -3.940%
                   N  =        1 years       N  =        3 years
                  ERV =   $1,039            ERV =     $886

Schedule or Computation of Performance Quotations
Govett Latin America Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 03/07/94
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  =  17.960%             T  =  -7.330%
                   N  =        1 years       N  =     2.82 years
                  ERV =   $1,180            ERV =     $807

Schedule or Computation of Performance Quotations
Govett Global Income Portfolio
Exhibit 16

1. Average Annual Return (As of December 31, 1996) at Maximum Offering Price

P (1+T)/N/ = ERV

Where:        P  = A hypothetical initial payment of $1,000
              T  = average annual total return
              N  = number of years
             ERV = ending redeemable value at end of the period

                                            Since Inception
                      One Year                 01/07/92
                      --------              ---------------

                   P  =   $1,000             P  =   $1,000
                   T  =  -4.630%             T  =   4.770%
                   N  =        1 years       N  =     4.99 years
                  ERV =     $954            ERV =   $1,262


2. Yield (30 days ending December 31, 1996)

Yield = 2[((a-b)/(c* d)+1)/6/-1]

Where: a    = dividends and interest paid during the period
       b    = expenses accrued during the period (net of reimbursements)
       c    = the average daily number of shares outstanding during the period
       d    = the maximum offering price per share on the last day of the period

       a    =     $106,989
       b    =      $29,084
       c    =    2,506,819
       d    =        $8.75
       Yield=        4.30%

               Schedule or Computation of Performance Quotations
                        Govett Global Income Portfolio
                                  Exhibit 16

SEC Yield (30 days ending December 31, 1996)

FORMULA

Yield = 2[((a-b)/(c* d)+1)/6/-1]

      a    = dividends and interest paid during the period
      b    = expenses accrued during the period (net of reimbursements)
      c    = the average daily number of shares outstanding during the period
      d    = the maximum offering price per share on the last day of the period

CALCULATION

       a    =     $106,989
       b    =      $29,084
       c    =    2,506,819
       d    =        $8.75
       Yield=        4.30%